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                                                                   Exhibit 10.42


                             EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of March, 1997, is entered into by and between Hybridon, Inc., a Delaware corporation with its principal place of business at One Innovation Drive, Worcester, Massachusetts 01605 (the "Company"), and Sudhir Agrawal, residing at 61 Lamplighter Drive, Shrewsbury, MA 01545 (the "Employee").

      The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

      1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on July 1, 1996 (the "Commencement Date") and ending on June 30, 2000, unless sooner terminated in accordance with the provisions of Section 4 (the "Employment Period").

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      2. Title; Capacity. During the Employment Period, the Employee shall serve as Senior Vice President of Discovery and Chief Scientific Officer of the Company. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Chief Executive Officer of the Company (the "CEO") or the Board of Directors of the Company (the "Board") consistent with his positions as Senior Vice President of Discovery and Chief Scientific Officer. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities normally inherent in such position and such other duties and responsibilities as the CEO or the Board shall from time to time reasonably assign to him consistent with his positions as Senior Vice President of Discovery and Chief Scientific Officer.

      During the Employment Period, the Employee shall, subject to the direction and supervision of the CEO and the Board, devote his full business time, best efforts, business judgment, skill and knowledge to the advancement of the Company's business and interests and to the discharge of his duties and responsibilities hereunder and shall not engage in any other business activity, except as may be approved in advance by the Board or (i) to maintain the Employee's Visiting Scholar status and privileges with the Worcester Foundation for Biomedical Research, Inc. ("WFBR"), (ii) to serve as a scientific consultant to Paul C. Zamecnik with respect to research conducted at WFBR under a grant from the National Institutes of Health,

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and (iii) to engage in ordinary and customary interactions with the scientific and academic communities, including reviewing articles and grants, editing books and attending conferences; provided, however, that notwithstanding the foregoing, the Employee shall at all times devote at least 95% of his full business time to the discharge of his duties for the Company hereunder.

      The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company, and any changes therein which may be adopted from time to time by the Company, as such rules, regulations, instructions, personnel practices and policies may reasonably be applied to the Employee as Senior Vice President of Discovery and Chief Scientific Officer.

      3.    Compensation and Benefits.

            3.1 Salary. The Company shall pay the Employee, in accordance with the Company's standard payroll practices in effect from time to time, an annual base salary of $250,000, which amount shall be subject to increase as provided in the next sentence. The Company agrees to review the Employee's annual base salary on an annual basis no later than April 30 of each calendar year commencing in 1997 to consider a merit increase in such annual base salary for such calendar year based upon the performance of the Employee during the prior calendar year. Any such




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merit increase shall be effective as of the first day of such calendar year. If the Employee's annual base salary is increased in accordance with the previous sentence, it shall not be subject to decrease thereafter without the consent of the Employee. In the event that the Employee is, or is to be, employed for less than a full calendar month, the semi-monthly installments of the annual base salary shall be appropriately adjusted.

            3.2 Bonus. For each calendar year of the Company, the Employee shall be entitled to receive a cash bonus, depending upon the achievement by the Employee and/or the Company of management objectives to be set by the CEO and the Board ("Management Objectives") with respect to such calendar year prior to the beginning of such calendar year.

      All bonuses, if any, for a calendar year shall be payable no later than January 31 of the ensuing calendar year; provided, however, that if financial information necessary for the Board to determine whether a bonus with respect to a particular calendar year has been earned is not available as of January 31 of the ensuing calendar year, the Company may defer payment of the bonus for the prior calendar year until no later than March 31 of such ensuing calendar year.

      Notwithstanding anything herein to the contrary, in the event of any termination of the Employee's employment hereunder for any reason whatsoever (whether by the Employee or the Company), any unpaid bonus payable in

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accordance with this Section 3.2 for the calendar year preceding the calendar year in which such termination occurs shall be paid to the Employee in accordance with this Section 3.2.

            3.3 Fringe Benefits; Vacation. The Employee shall be entitled to participate in the benefit and fringe benefit programs afforded by the Company to its executives from time to time; provided, however, that the Company shall be required to pay or contribute to such programs in respect of the Employee for any calendar year of the Company an amount equal to 20% of the Employee's annual base salary for such calendar year (the "Benefits Amount"). The Benefits Amount shall not include contributions made by the Company to FICA or FUTA or similar legally required payments, expense reimbursements, vacation or any equity incentives granted to the Employee. If the Company, after providing a reasonably comprehensive benefit and fringe benefit program for the Employee, fails to spend for a calendar year the entire Benefits Amount for such calendar year, the entire unspent Benefits Amount shall be paid to the Employee in cash within 60 days after the end of such calendar year. The Employee shall be entitled to paid vacation in accordance with the Company's standard vacation policies in effect from time to time (such policies as in effect on the date hereof providing that the Employee is entitled



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to six weeks paid vacation per calendar year based on his years of service to date).

            3.4 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting infor mation as the Company may reasonably request; provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board consistent with the Employee's positions and responsibilities as Senior Vice President of Discovery and Chief Scientific Officer of the Company.

            3.5 Other Plans. Nothing herein shall be construed as making the Employee ineligible to participate in and receive awards or grants under any equity incentive plan of the Company in accordance with the terms thereof in which the Employee would otherwise be eligible to participate.

      4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

            4.1   Expiration of the Employment Period in accordance with
Section 1.

            4.2 At the election of the Company, for cause, immediately upon

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written notice by the Company to the Employee. For the purposes of this Section
4.2, "cause" for termination shall be deemed to exist solely upon (a) the occurrence of dis honesty or willful misconduct of the Employee which, in either event, is material and related to his duties as an employee of the Company (including, without limitation, any material breach of the provisions of Section 7 or 8) or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

            4.3 At the election of the Company, immediately upon written notice to the Employee, upon the occurrence of the material failure of the Employee to perform his reasonably assigned duties for the Company, which failure is not cured within 30 days after the giving of written notice to the Employee by the Company. For purposes of this Section 4.3, "failure of the Employee to perform" shall include, without limitation, refusal by the Employee to perform and inadequate performance by the Employee.

            4.4 At the election of the Company, without cause, upon 30 days' prior written notice to the Employee.

            4.5 Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the Employee shall have


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been unable to perform the material services contemplated under this Agreement for a period of 90 days, whether or not consecutive, during any 360-day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

            4.6 At the election of the Employee, upon not less than 60 days' prior written notice to the Company given promptly after the occurrence of the event giving rise to such termination, in the event of the Company's taking any of the following actions, which actions shall not have been cured within such 60-day period: (a) material and adverse diminution, on a cumulative basis, of the Employee's duties, authority, position, compensation (other than bonus or other discretionary elements of the Employee's compensation) or aggregate benefits, including, without limitation, failure to cause the Employee to retain the positions of Senior Vice President of Discovery and Chief Scientific Officer of the Company; or (b) the relocation of the Company's principal executive offices to a location more than 100 miles outside the city limits of Cambridge, Massachusetts.

      5.    Effect of Termination.

            5.1 Termination by the Company for Cause. In the event the


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Employee's employment is terminated by the Company pursuant to Section 4.2, the
Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 (other than the bonuses provided for in Section
3.2 for the calendar year in which such termination is effective) through the last day of his actual employment by the Company.

            5.2 Termination by the Company Without Cause or for Failure to Perform Duties; Termination by the Employee for Cause.

                  (a) In the event the Employee's employment is terminated by the Company pursuant to Section 4.3 or 4.4 or is terminated by the Employee pursuant to Section 4.6 (each, a "Qualifying Termination"), the Company shall pay or provide to the Employee the compensation (including, without limitation, in lieu of the bonuses provided for in Section 3.2, a pro rata portion of the Severance Bonus Amount (as defined below) for the calendar year in which such termination is effective determined by multiplying the Severance Bonus Amount by a fraction (the "Pro Rata Fraction"), the numerator of which shall be the number of days between the first day of the calendar year and the date on which the termination is effective and the denominator of which shall be 365) and benefits payable or provided to him under Section 3 through the last day of his actual employment by the Company;




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provided that the pro rata portion of the Severance Bonus Amount to which the
Employee may be entitled pursuant to this Section 5.2(a) shall be paid to the Employee in installments during the six-month period commencing on the effective date of termination in the manner provided in Section 5.2(d).


                  (b) Except as otherwise provided in Section 5.4, in the event of a Qualifying Termination, the Company shall make severance payments to the Employee at a monthly rate equal to one-twelfth of the sum of (i) the annual base salary referred to in Section 3.1 to which the Employee was entitled on the effective date of such Qualifying Termination plus (ii) the Severance Bonus Amount for the calendar year in which such Qualifying Termination is effective, for the applicable period of time specified below (the "Severance Period"):

                        (I) in the event the Employee's employment is terminated by the Company pursuant to Section 4.3, the Company shall make such severance payments to the Employee for the six-month period commencing on the effective date of such termination; and

                     (II) in the event the Employee's employment is terminated by the Company pursuant to Section 4.4 or by the Employee pursuant to
Section 4.6, the Company shall make such severance payments to the Employee for the 24-month period commencing on the effective date of such termination.


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                  (c) For purposes of this Agreement, the Severance Bonus Amount for a calendar year shall equal the average of the bonus paid to the Employee pursuant to Section 3.2 of this Agreement for each of the three calendar years immediately preceding such calendar year.

                  (d) All severance payments provided for in this Section 5.2 shall be made in semi-monthly installments in arrears on the fifteenth day and the last day of each calendar month. Such installments shall be appropriately adjusted in the event a severance payment is due for any partial calendar month.

                  (e) Following any Qualifying Termination, the Company shall continue to pay for or provide to the Employee the fringe benefits other than health, disability and term life insurance benefits as may have been provided to the Employee in accordance with Section 3.3 immediately prior to such Qualifying Termination for a period ending on the earliest of (i) June 30, 2000, (ii) the date of the Employee's employment by a third party on a substantially full-time basis, (iii) the date six months after the effective date of such Qualifying Termination, or (iv) the death of the Employee. Following any Qualifying Termination, the Company shall continue to pay for or provide to the Employee such health, disability and term life insurance benefits as may have been provided to the Employee in accordance with




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Section 3.3 immediately prior to such Qualifying Termination (subject to changes in the terms of such coverage by the provider as may be applicable to the Company as a whole) for a period ending on the earliest of (A) the date of the Employee's employment by a third party on a substantially full-time basis, (B) the death of the Employee and (C) the date upon which the applicable Severance Period expires.

      The Employee shall notify the Company promptly following his acceptance of any offer of employment by a third party. The Employee shall be under no obligation to seek other employment following any Qualifying Termination, and any amounts he earns in any other employment shall not reduce or offset the severance payments or other amounts due hereunder except as specifically provided in this Section 5.2(e).

            5.3 Termination for Death or Disability. In the event the Employee's employment is terminated by death or because of disability pursuant to Section
4.5 (a "Section 4.5 Termination"), the Company shall pay or provide to the estate of the Employee or to the Employee, as the case may be, the compensation (including, without limitation, in lieu of the bonuses provided for in Section 3.2, the Pro Rata Fraction of the Severance Bonus Amount for the calendar year in which such termination is effective, which amount will be paid in a one-time lump sum payment within 30 days of the last day of the Employee's actual employment by the Company)

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and benefits payable or provided to him under Section 3 through the last day of his actual employment by the Company.

             5.4   Termination Upon Change in Control of the Company.

                  (a) In the event the Employee's employment is terminated pursuant to Sections 4.3, 4.4 or 4.6 within 12 months following a Change in Control (as defined below) of the Company, the Company shall make a one-time lump sum severance payment (the "Change in Control Severance Payment") to the Employee in an amount equal to the product of (i) the sum of (A) the annual base salary referred to in Section 3.1 to which the Employee was entitled on the effective date of termination, plus (B) the Severance Bonus Amount for the calendar year in which such termination occurs, multiplied by (ii) three. In such event, the Employee shall not be entitled to the payments to which he would otherwise be entitled pursuant to Section 5.2(b), but shall continue to be entitled to benefits provided by the Company pursuant to and in accordance with
Section 5.2(e).

                  (b) The Change in Control Severance Payment payable under this
Section 5.4 shall be made without regard to whether the deductibility of such payment (or any other "parachute payments," as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), to or for the




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Employee's benefit) would be limited or precluded by Section 280G and without regard to whether such payments (or any other "parachute payments" as so defined) would subject the Employee to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code; provided that if the total of all "parachute payments" to or for the Employee's benefit, after reduction for all federal taxes (including the tax described in Section 4999 of the Code, if applicable) with respect to such payments (the "Total After-Tax Payments"), would be increased by the limitation or elimination of any payment under this Section 5.4, amounts payable under this Section 5.4 shall be reduced to the extent, and only to the extent, necessary to maximize the Total After-Tax Payments. The determination as to whether and to what extent payments under this
Section 5.4 are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Arthur Andersen LLP, or by such other certified public accounting firm as the Board may designate prior to a Change in Control of the Company. In the event that payments to be made under this Section
5.4 are to be reduced pursuant to this Section 5.4, the Employee shall designate which such payments shall be reduced. In the event of any underpayment or overpayment under this Section 5.4 as determined by Arthur Andersen LLP (or such other firm as may have been designated in accordance with the preceding sentence), the amount of such underpayment or overpayment shall forthwith be paid to the Employee or refunded to the Company, as the case may be,

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with interest at the applicable federal rate provided for in Section 1274(d) of the Code.

                  (c) A "Change in Control" of the Company shall occur or be deemed to have occurred in the event that:

                        (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through an acquisition of securities directly from the Company);

                       (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for




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election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                      (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                       (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by


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the Company of all or substantially all of the Company's assets.


         5.5 Survival. The provisions of Sections 5, 7, 8 and 9 shall survive the termination of this Agreement.

      6. Stock Options. Promptly following the execution and delivery of this Agreement, the Company shall amend all stock options to purchase shares of capital stock of the Company granted to the Employee pursuant to any stock plan or other employee benefit arrangement of the Company other than the Company's 1990 Stock Option Plan (an "Employer Stock Option Plan"), which are outstanding as of the effective date of this Agreement, to include the provisions set forth on Exhibit A attached hereto. In addition, the Company agrees that any stock options to purchase shares of capital stock of the Company granted to the Employee during the Employment Period pursuant to any Employer Stock Option Plan shall include the provisions set forth on Exhibit A attached hereto. Notwithstanding the foregoing to the contrary, no provision that is set forth on Exhibit A attached hereto shall be included in a stock option if such provision is prohibited from being included in such stock option by the Employer Stock Option Plan pursuant to which such stock option was granted.





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      7.    Non-Compete.

            (a) During the Employment Period and for a period of two (2) years after the termination or expiration thereof, the Employee will not directly or indirectly:

               (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business (the "Restricted Business") of developing, producing, marketing, selling products or performing services of the kind or type contemplated, developed or being developed, produced, marketed, sold or performed by the Company while the Employee was employed by the Company; or

              (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

             (iii) divert or take away, or attempt to divert or to take away, the business or patronage, of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

      Notwithstanding anything in the foregoing to the contrary, the Employee's


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employment by, or rendering of consulting services to, WFBR or any other not-for-profit academic or research organization shall not be deemed a violation of paragraph (a)(i) so long as: (x) to the extent permitted by the patent and confidentiality policies of WFBR or such other organization to which the Employee may then be subject, the Employee notifies the Company of any inventions, improvements, discoveries, methods, developments, software and works of authorship, whether or not patentable or copyrightable (collectively, "Post-Employment Inventions"), made, conceived or reduced to practice by the Employee or under the Employee's direction or jointly with others in the course of the Employee's employment by, or rendering consulting services to, WFBR or such other organization which Post-Employment Inventions are in or related to the Restricted Business or the development, manufacture, use or sale of human or animal therapeutic or diagnostic products or services which make use of oligonucleotides or wholly or partially modified oligonucleotides for any application, and (y) the Employee shall continue to abide by the terms of
Section 8 of this Agreement, as such may be applicable following the termination or expiration of the Employee's employment by the Company; provided, however, that the Employee shall have no obligation by virtue of this clause (y) to assign to the Company any invention conceived or reduced to practice by the Employee following the

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termination or expiration of his employment by the Company if such invention did not arise from and was not based upon any confidential or proprietary information of the Company.

      The Employee's obligation under paragraph (a)(i) above shall terminate in the event that: (x) the Employee has not breached or threatened to breach any provision of this Agreement, including without limitation Section 8 hereof; (y) the Employee is employed by, or engaged as a consultant to WFBR or another not-for-profit academic or research organization on a full-time basis; and (z) the Company has failed to pay, within 15 days of the date any payment under
Section 5.2(b) is due to the Employee, such payment under Section 5.2(b).

            (b) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            (c) The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 7 will cause the Company substantial and irreparable damage and therefore, in the event of any such breach, in addition to such other remedies which



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may be available, the Company shall have the right to seek specific performance and injunctive relief.

      8.    Inventions and Proprietary Information.

            8.1   Inventions.

                  (a) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) related to the business of the Company which are made, conceived, reduced to practice, created, written, designed or developed by the Employee, solely or jointly with others and whether during normal business hours or otherwise, during his employment by the Company pursuant to this Agreement ("Inventions") shall be the sole property of the Company. The Employee hereby assigns to the Company all such Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney, but without any out-of-pocket expense to the Employee, to execute, file, prosecute and protect the same before any government agency, court or authority. The Employee hereby waives all claims to moral rights in any Invention. Upon the request of the Company and at the

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Company's expense, the Employee shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all such Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any such Invention.

                  (b) The Employee shall promptly disclose to the Company all such Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be reasonably specified by the Company) to document the conception and/or first actual reduction to practice of any such Invention. Such written records shall be available to and remain the sole property of the Company at all times.

            8.2   Proprietary Information.

                  (a) The Employee acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his employment by the Company he will have access to and contact with Proprietary Information. The Employee agrees that he will not, during the Employment Period or at any time thereafter, subject to the provisions of Section 9 of this Agreement, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or any Invention.

                  (b) For purposes of this Agreement, Proprietary Information


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shall mean all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, formulation, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Employee in the course of his employment by the Company.

                  (c) The Employee's obligations under this Section 8.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Employee of the terms of this
Section 8.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is approved for release by written authorization of the Board of Directors or an authorized employee of the Company, (iv) is communicated to the Employee by a third party under no duty of confidentiality with respect to such information to the Company or another party, or (v) is required to be disclosed by the Employee to comply with applicable laws, governmental regulations, or court

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order, provided that the Employee provides prior written notice of such disclosure to the Company and an opportunity for the Company to object to such disclosure and further provided that the Employee cooperates with the Company and takes reasonable and lawful actions requested by the Company (the out-of-pocket costs of which shall be paid by the Company) to avoid and/or minimize the extent of such disclosure.

                  (d) Upon termination of this Agreement or at any other time upon request by the Company, the Employee shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials in his possession or control) belonging to the Company.

                  (e) The Employee represents that the Employee's employment by the Company and the performance by the Employee of his obligations under this Agreement do not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Employee shall not disclose to the Company, and the




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Company shall not request that the Employee disclose, any trade secrets or confidential or proprietary information of any other party.

                  (f) The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. If the Employee's duties hereunder will require disclosures to be made to him subject to such obligations and restrictions, the Employee agrees to be bound by them and to take all action necessary to discharge the obligations of the Company under such agreements.

            8.3 Remedies. The Employee acknowledges that any breach of the provisions of this Section 8 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Employee agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to seek to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

      9. Publications. Following the expiration or termination of the Employment Period, the Employee will have a continuing right, on the terms and conditions set forth in this Section 9, to disclose in scientific journals or publications the results of any research performed by the Employee while employed by the Company. The Employee will provide the Company with an advance copy of any proposed publication before submission of such advance copy to any publisher. If the Company informs the Employee, within 30 days of the receipt of such advance copy, that such publication would have an adverse effect on the confidentiality of any confidential information of the Company or on the ability of the Company to obtain, enforce or maintain any intellectual property rights in any proprietary information of the Company, the Employee will delay or prevent such publication as proposed. The Employee will incorporate in such proposed publication prior to its submission such changes, including without limitation deletions, as the Company believes are necessary to preserve the confidentiality of any confidential information, and the Employee will delay such proposed publication until such time as the Company has filed a U.S. patent application covering any proprietary information.

      10. Spin-out Policy. The Company currently plans to transfer certain of its technology to affiliated entities in which the Company and third party investors will hold equity interests. As part of such strategy, the Company anticipates granting or causing such entities to grant to the Employee restricted or founders shares of capital stock of such entities or stock options to purchase shares of capital stock of such entities in connection with the transfer of technology to such entities and in connection with the provision of services to such entities thereafter. The Company anticipates that the number of shares of capital stock to be granted to the Employee or to be issuable upon exercise of stock options granted to the Employee shall be commensurate with the Employee's equity ownership of the Company; provided that the determination of the Employee's equity ownership of the Company shall be calculated on a fully-diluted basis and without including any shares of Common Stock or other securities of the Company acquired by the Employee from persons or entities other than the Company; and provided further that the actual number of shares of capital stock or stock options to purchase shares of capital stock to be granted to the Employee shall be determined by the Compensation Committee of the Board of Directors of the Company. The Employee acknowledges that there can be no assurance that the Company will create or transfer its technology to any affiliated entities, as to how many affiliated entities the Company will create or transfer technology or as to the precise number of shares of capital stock of such affiliated entities to be granted to the Employee or to be issuable upon exercise of stock options to be granted to the Employee or as to the percentage interest of the capital stock of such affiliated entities that such number of shares of capital stock will represent.

      11. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or three days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address shown above (and, in the case of any notice to the Company, with a copy to David E. Redlick, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109), or at such other address or addresses of which either party shall notify the other in accordance with this Section 11.

      12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

      13. Entire Agreement. This Agreement and the Employee Options constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement and the Employee Options. The Company and the Employee acknowledge and agree that the Employment Agreement dated as of

July 1, 1993 between the Company and the Employee is hereby terminated and superseded by this Agreement.

      14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

      15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

      16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by the Company except to a corporation or other person or entity with which or into which the Company may be merged, consolidated or otherwise combined or which may succeed to all or substantially all of its assets or business and which assumes in writing the obligations of the Company hereunder; provided further, however, that the obligations of the Employee are personal and shall not be assigned by him.

      17. Definitions. For purposes of this Agreement each of the following defined terms is defined in the Section of this Agreement indicated below:

Defined Term                                    Section
------------                                    -------
Agreement                                       Introduction
Beneficial Ownership                            5.4(c)(i)
Benefits Amount                                 3.3
Board                                           2
Cause for Termination                           4.2
CEO                                             2
Change in Control                               5.4(c)
Change in Control Severance Payment             5.4(a)
Code                                            5.4(b)
Commencement Date                               1
Company                                         Introduction
Disability                                      4.5
Employee                                        Introduction
Employer Stock Option Plan                      6
Employment Period                               1
Exchange Act                                    5.4(c)(i)
Failure of the Employee to Perform              4.3
Incumbent Board                                 5.4(c)(ii)
Inventions                                      8.1
Management Objectives                           3.2
Parachute Payments                              5.4(b)
Person                                          5.4(c)(i)
Post-Employment Inventions                      7(a)
Pro Rata Fraction                               5.2(a)
Proprietary Information                         8.2(b)
Qualifying Termination                          5.2(a)
Restricted Business                             7(a)(i)
Section 4.5 Termination                         5.3
Severance Period                                5.2(b)
Total After-Tax Payments                        5.4(b)
WFBR                                            2

      18.   Miscellaneous.

            18.1 No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

            18.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

            18.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

            18.4 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                 HYBRIDON, INC.



                                 By: /s/ E. Andrews Grinstead, III
                                    ____________________________________________

                                 Title: CHM/CEO/PRES
                                       _________________________________________


                                 EMPLOYEE


                                 /s/ Sudhir Agrawal
                                 _______________________________________________
                                 Sudhir Agrawal

                                    Exhibit A


                  Provisions to be Included in Employee Options


      A. If, prior to the expiration date of the stock option, the Employee's employment with the Company is terminated by the Company pursuant to Section 4.4 of the Employment Agreement dated as of March 1, 1997 between the Company and the Employee, as amended from time to time (the "Employment Agreement"), or by the Employee pursuant to Section 4.6 of the Employment Agreement, then, notwithstanding anything in such stock option to the contrary,

            (i) upon the effective date of termination of the Employee's employment with the Company (the "Employment Termination Date"), the exercisability of such stock option shall be accelerated by two years so that such stock option shall become exercisable to purchase the number of shares of Common Stock that the Employee would otherwise have been entitled to purchase under the stock option if the Employee's employment had been terminated on the second anniversary of the Employment Termination Date; and

          (ii) such stock option shall become exercisable for a period of two years following the Employment Termination Date; provided that if such stock option is an incentive stock option, then the exercise of the stock option after the three-month period following the Employment Termination Date shall be treated as the exercise of a non-statutory stock option.

      B. If, prior to the expiration date of the stock option, the Employee's employment with the Company is terminated pursuant to Section 4.5 of the Employment Agreement, then, notwithstanding anything in such stock option to the contrary, upon the Employment Termination Date, the exercisability of such stock option shall be accelerated by one year so that such stock option shall become exercisable to purchase the number of shares of Common Stock that the Employee would otherwise have been entitled to purchase under the stock option if the Employee's employment had been terminated on the first anniversary of the Employment Termination Date.

      C.    (i)   If, prior to the expiration date of the stock option, a Change in Control (as defined in the Employment Agreement) of the Company occurs, then notwithstanding anything in such stock option to the contrary,

                  (a) if the Change in Control of the Company, regardless of when it is to be consummated, is not to be accounted for as a "pooling of interests" for financial accounting purposes, or if the Initiation Date of the Change in Control of the Company (as defined by generally accepted accounting principles as in effect from time to time), regardless of whether such Change in Control of the Company is to be accounted for as a "pooling of interests" for financial accounting purposes, occurs on or after the second anniversary of the date of the Employment Agreement, then, effective upon the consummation of the Change in Control of the Company, the exercisability of such stock option shall be accelerated in full (without regard to the application of Section 280G of the Code) so that such stock option shall become exercisable to purchase all of the shares of Common Stock covered by such stock option;

                  (b) if the Change in Control of the Company is to be accounted for as a "pooling of interests" for financial accounting purposes and if the Initiation Date of the Change in Control of the Company occurs prior to the second anniversary of the date of the Employment Agreement, then (I) the portion of such stock option that has not vested as of the date immediately prior to the consummation of the Change in Control of the Company (the "Unvested Portion") shall terminate and (II) the Employee shall be entitled to receive, upon the consummation of the Change in Control of the Company, shares of Common Stock of the person that acquired shares of the Company's Common Stock in connection with the Change in Control (the "Acquiror") having a Fair Market Value (as defined below) equal to the Inherent Equity Value of the Unvested Portion (as defined below); and

                  (c) such stock option shall become exercisable for a period of two years following the Employment Termination Date; provided that if such stock option is an incentive stock option, then the exercise of the stock option after the three-month period following the Employment Termination Date shall be treated as the exercise of a non-statutory stock option.

          (ii) For purposes of this Paragraph C, the following terms shall have the meanings set forth below:

                  (a) The "Fair Market Value" of the Common Stock of the Acquiror shall be determined by dividing (I) the Fair Market Value of Hybridon Common Stock (as defined below) by (II) the number of shares of the Acquiror's Common Stock for which one share of Common Stock of the Company will be exchanged in the Change of Control of the Company.

                  (b) If there is a written agreement between the Company and the Acquiror for the Change in Control of the Company, and such agreement establishes an amount as the fair market value per share of the Company's Common Stock for purposes of the Change in Control of the Company, then such amount shall be deemed to be the "Fair Market Value of Hybridon Common Stock". If there is not a written agreement between the Company and the Acquiror for the Change in Control of the Company, or if any such agreement does not establish an amount as the fair market value per share of the Company's Common Stock for purposes of the Change in Control of the Company, the "Fair Market Value of Hybridon Common Stock" shall be the last reported sale price per share of the Company's Common Stock on the Nasdaq National Market, or on such other nationally recognized exchange or trading system upon which the Company's Common Stock is listed, on such date or, if no such price is reported on such date, such price on the most recent preceding business day for which such price is reported.

                  (c) The "Inherent Equity Value of the Unvested Portion" shall equal the fair market value of the Unvested Portion on the last business day immediately preceding the consummation of the Change in Control of the Company, as determined by discounting, at the then current interest rate on one-year Treasury Bills, to such day from the dates of future vesting of the Unvested Portion, the difference between the Fair Market Value of Hybridon Common Stock and the exercise prices of the Unvested Portion, multiplied by the number of shares vesting on such future dates.

         (iii) Notwithstanding the foregoing, if the Change in Control of the Company is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if any provision contained in this paragraph C would preclude accounting for the Change in Control of the Company as a "pooling of interests" for financial accounting purposes, then any such provision in this paragraph C shall be null and void.